Exhibit 99.1

THE LGL GROUP REPORTS SECOND QUARTER 2023 RESULTS, CHAIRMAN MARC GABELLI WELCOMES THE ELECTION OF TWO INDEPENDENT BOARD MEMBERS AND THE APPOINTMENT OF A CO-CEO

ORLANDO, FL. August 23, 2023 – The LGL Group, Inc. (NYSE American: LGL) (the “Company” or “LGL”) announced its financial results for the three and six months ended June 30, 2023.

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Revenue of $403,000 for the three months ended June 30, 2023 compared to $370,000 for the comparable prior year period and revenue of $844,000 versus $787,000 for the six months ended June 30, 2023 and 2022, respectively.

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Operating loss of $438,000 for the three months ended June 30, 2023 compared to $480,000 loss reported in the prior year period and operating loss of $747,000 and $1,327,000 for the six months ended June 30, 2023 and 2022, respectively.

●	Balance sheet cash and marketable securities of $40.3 million at June 30, 2023, compared to $38.1 million as of December 31, 2022.
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Investment income of $43,000 for the three months ended June 30, 2023, compared to a loss of $2,373,000 for the prior year quarter. For the six months ended June 30, 2023, investment income was $388,000 compared to a loss of $2,328,000 in the prior year comparable period.

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Other income of $263,000 for the three months ended June 30, 2023 compared to $10,000 in the previous year. For the six months ended June 30, 2023, other income was $449,000 compared to $7,000 for the comparable prior year period. Other income includes interest income from our investments.

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Net loss was $130,000 for the three months ended June 30, 2023 compared to $1,798,000 for the prior year quarter. For the six months ended June 30, 2023, net income was $27,000 compared to a loss of $1,629,000 for the comparable prior year period.

●	EPS of $0.01 per share for the six months ended June 30, 2023 versus a net loss of $0.31 per share for the comparable period in 2022.

For the three and six months ended June 30, 2023, our electronic instrument segment contributed $22,000 and $94,000, respectively, to our income from operations.  Our merchant investment segment, for the second quarter of 2023, contributed $167,000 to our income from operations. Our holding company segment reported interest and investment income of $63,000 and $606,000 for the three and six months ended June 30, 2023, respectively, and unallocated corporate costs of $384,000 and $777,000 for the three and six months ended June 30, 2023, respectively. On a net basis, our holding company segment produced a loss from operations of $321,000 and $171,000 for the three and six months ended June 30, 2023, respectively. Our consolidated income from operations before income taxes were a loss of $132,000 for the three months ended June 30, 2023 and income of $90,000 for the six months ended June 30, 2023.

As of June 30, 2023, LGL had investments (classified within Cash and cash equivalents and Marketable securities) with a fair value of approximately $40.1 million, of which $22.9 million was held directly by Lynch Capital for the investment business.

In the second quarter, LGL Group transferred approximately $21.0 million of cash and cash equivalents to its wholly owned subsidiary, Lynch Capital International, LLC ("Lynch Capital"), as further development of the merchant investment segment. Marc Gabelli, Chairman and Co-CEO stated, “We have put in place the framework for LGL's continued growth in the merchant investment segment of our business.”

The Company management transition culminated as Michael Ferrantino resigned his executive position following the satisfactory conclusion of the second quarter, while remaining on the LGL Board of Directors. As part of this transition, LGL expanded its Board of Directors with two new independent Board members having prior corporate transactional experience who will also serve to expand the diversity of the Board of Directors.

Tim Foufas, a long-time LGL Board member, joins as Co-CEO along with Marc Gabelli, assuming the role vacated by Michael Ferrantino. Marc Gabelli, LGL Chairman stated, “We are delighted that both Ms. DeRemer and Mr. Francois have joined our board, and that Tim Foufas has moved into management. Darlene brings 35 years of experience in asset management and investment banking. Herve offers 20 plus years’ experience in technology investing as well as broad financial analysis acumen.”. “The development of LGL opportunities for shareholder value creation has begun,” said Tim Foufas.

ABOUT THE LGL GROUP, INC.

The LGL Group, Inc. (the "Company" or "LGL") is a holding company engaged in services, merchant investment and manufacturing business activities. Precise Time and Frequency, LLC ("PTF") is a globally positioned producer of industrial Electronic Instruments and commercial products and services. Founded in 2002, PTF operates from our design and manufacturing facility in Wakefield, Massachusetts. Lynch Capital International LLC is focused on the development of value through investments.

LGL’s business strategy is primarily focused on growth through expanding new and existing operations across diversified industries. The LGL Group Inc.'s engineering and design origins date back to the early part of the last century. In 1917, Lynch Glass Machinery Company, the predecessor of LGL, was formed, and emerged in the late twenties as a successful manufacturer of glass-forming machinery. The company was then renamed Lynch Corporation and was incorporated in 1928 under the laws of the State of Indiana. In 1946, Lynch was listed on the “New York Curb Exchange,” the predecessor to the NYSE American. The company has had a long history of owning and operating various businesses in the precision engineering, manufacturing and services sectors.

LGL was incorporated in 1928 under the laws of the State of Indiana, and in 2007, the Company was reincorporated under the laws of the State of Delaware as The LGL Group, Inc. We maintain our executive offices at 2525 Shader Road, Orlando, Florida 32804. Our telephone number is (407) 298-2000. Our Internet address is www.lglgroup.com. LGL common stock and warrants are traded on the NYSE American (“NYSE”) under the symbols "LGL" and “LGL WS”, respectively.

Caution Concerning Forward Looking Statements

This press release may contain forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. These forward-looking statements are not guarantees of future actions or performance. These forward-looking statements are based on information currently available to us and our current plans or expectations and are subject to a number of uncertainties and risks that could significantly affect current plans, anticipated actions and our future financial condition and results. Certain of these risks and uncertainties are described in greater detail in our filings with the Securities and Exchange Commission. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

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Contact:

The LGL Group, Inc.

James Tivy

(407) 298-2000

THE LGL GROUP, INC.

Condensed Consolidated Statements of Operations

(Unaudited)

(Dollars in Thousands, Except Share and Per Share Amounts)

	For the Three Months Ended June 30,
	2023	2022
REVENUES	$403	$370
Costs and expenses:
Manufacturing cost of sales	208	227
Engineering, selling and administrative	633	623
OPERATING INCOME (LOSS)	(438)	(480)
Investment income (loss)	43	(2,373)
Other income (expense), net	263	10
LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(132)	(2,843)
Income tax benefit	(2)	(588)
NET LOSS FROM CONTINUING OPERATIONS	(130)	(2,255)
Income From Discontinued Operations, Net of Tax	—	457
NET LOSS	$(130)	$(1,798)

Weighted average number of shares used in basic EPS calculation	5,352,937	5,334,187
Loss per share - Continuing Operations	(0.02)	(0.42)
Earnings per share - Discontinued Operations	—	0.09
BASIC NET LOSS PER COMMON SHARE	$(0.02)	$(0.34)

Weighted average number of shares used in diluted EPS calculation	5,352,937	5,334,187
Loss per share - Continuing Operations	(0.02)	(0.42)
Earnings per share - Discontinued Operations	—	0.09
DILUTED NET LOSS PER COMMON SHARE	$(0.02)	$(0.34)

	For the Six Months Ended June 30,
	2023	2022
REVENUES	$844	$787
Costs and expenses:
Manufacturing cost of sales	400	469
Engineering, selling and administrative	1,191	1,645
OPERATING LOSS	(747)	(1,327)
Investment income (loss)	388	(2,328)
Other income, net	449	7
INCOME (LOSS) BEFORE INCOME TAXES	90	(3,648)
Income tax expense (benefit)	63	(754)
NET INCOME (LOSS) FROM CONTINUING OPERATIONS	27	(2,894)
Income From Discontinued Operations, Net of Tax	—	1,265
NET INCOME (LOSS)	$27	$(1,629)

Weighted average number of shares used in basic EPS calculation	5,352,937	5,329,080
Earnings (loss) per share - Continuing Operations	0.01	(0.54)
Earnings per share - Discontinued Operations	—	0.24
BASIC NET INCOME (LOSS) PER COMMON SHARE	$0.01	$(0.31)

Weighted average number of shares used in diluted EPS calculation	5,352,937	5,329,080
Earnings (loss) per share - Continuing Operations	0.01	(0.54)
Earnings per share - Discontinued Operations	—	0.24
DILUTED NET INCOME (LOSS) PER COMMON SHARE	$0.01	$(0.31)

THE LGL GROUP, INC.

Condensed Consolidated Balance Sheets

(Unaudited)

(Dollars in Thousands)

	June 30, 2023	December 31, 2022
ASSETS
Cash and cash equivalents	$40,314	$21,507
Marketable securities	25	16,585
Accounts receivable, net	373	543
Inventories, net	226	265
Prepaid expenses and other current assets	266	440
Total Current Assets	41,204	39,340
Property, plant and equipment, net	-	1
Right-of-use lease assets	87	132
Intangible assets, net	72	78
Deferred income tax assets	216	234
Total Assets	$41,579	$39,785
LIABILITIES AND STOCKHOLDERS' EQUITY
Total Current Liabilities	$503	$587
Other Liabilities	687	708
Total Liabilities	1,190	1,295
Total Stockholders' Equity	38,517	38,490
Non-controlling interests	1,872	-
Total Liabilities and Stockholders' Equity	$41,579	$39,785